As filed with the Securities and Exchange Commission on September 6, 2024

Registration No. 333-275956

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1/A

Amendment No. 9

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGYS GROUP LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	1731	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Franklyn House, Daux Road

Billingshurst, West Sussex

RH149SJ

United Kingdom

Telephone: +44 1403 786212

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Telephone, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5655 South Yosemite Street, Suite 350 Greenwood Village, CO 80111 Telephone: (303) 292-3883	Anthony N. DeMint, Esq. DeMint Law, PLLC 3753 Howard Hughes Parkway Second Floor, Suite 314 Las Vegas, NV 89169 Telephone: (702) 714-0889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Energys Group Limited is filing this Amendment No. 9 to its registration statement on Form F-1 (File No. 333-275956) (the “Registration Statement”) as an exhibits-only filing solely to file Exhibit 3.2 and to amend and restate the list of exhibits set forth in Item 8(a) of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement along with the related Exhibit Index, the signature page to the Registration Statement, and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-3 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

II-1

EXHIBIT INDEX

Exhibit No.	Description of document
1.1	Form of Underwriting Agreement (2nd revised)*
3.1	Memorandum and Articles of Association dated July 5, 2022*
3.2	Amended and Restated Memorandum and Articles of Association**
4.1	Specimen Stock Certificate*
4.2	Form of Amended and Restated Promissory Note*
5.1	Opinion of Harney Westwood & Riegels regarding the validity of securities being registered (Second Revised)*
5.2	Opinion of Harney Westwood & Riegels regarding the validity of Resale Shares being registered*
8.1	Opinion of Harney Westwood & Riegels regarding certain Cayman Islands tax matters (included in Exhibit 5.1)*
8.2	Opinion of CFN Lawyers regarding certain Hong Kong tax matters (included in Exhibit 99.1)*
10.1	Form of Directors’ Agreement*
10.2	Form of Indemnification Agreement*
10.3	Form of Audit Committee Charter*
10.4	Form of Nomination Committee Charter*
10.5	Form of Compensation Committee Charter*
10.6	Employment agreement between EGL(UK) and Kevin Cox dated January 1, 2014*
10.7	Employment agreement between GAI and Michael Lau dated January 11, 2002*
10.8	Employment agreement between ECSL and Peter Walder dated January 2, 2020*
10.9	Employment agreement between ECSL and Steven Paul Adams dated July 21, 2006*
10.10	Consent of Dennis Jones to Serve as Director*
10.11	Consent of Paul Snelgrove to Serve as Director*
10.12	Consent of Peter Walder to Serve as Director*
10.13	Employment agreement between Energys Group Limited and Adonis Yat Fai Chu*
10.14	Banking Facilities Letter dated March 10, 2020 from DBS Bank (Hong Kong) Limited to New Vision Lighting (Hong Kong) Limited*
10.15	Loan Facility from Standard Chartered Bank (Hong Kong) Limited to Grand Alliance International Limited*
10.15.1	March 8, 2022 Amendment to August 31, 2020 Loan under Loan Facility from Standard Chartered Bank (Hong Kong) Limited to Grand Alliance International Limited*
10.15.2	March 8, 2022 Amendment to December 24 2020 Loan under Loan Facility from Standard Chartered Bank (Hong Kong) Limited to Grand Alliance International Limited*
10.15.3	November 12, 2021 Loan under Loan Facility from Standard Chartered Bank (Hong Kong) Limited to Grand Alliance International Limited*
10.16	Facility Letter dated January 14, 2022 from China Citic Bank International to New Vision Lighting Limited*
10.17	Non-Revolving Loan Facility dated December 15, 2021 from Bank of East Asia, Limited to Energys Group Limited (Hong Kong)*
10.18	Facility Letter dated October 10, 2019 from Bank of Communications (Hong Kong) Limited to Energys Group Limited*
10.19	Facility Letter dated April 27, 2021 from Bank of Communications (Hong Kong) Limited to Grand Alliance*
10.20	Fixed Rate Loan Agreement dated January 15, 2021 between National Westminster Bank Plc and Energy Conservation Solutions Limited*
10.21	Agreement dated February 12, 2020 between Arbuthnot Commercial Lending and Energy Conservation Solutions Limited*
10.22	Banking Facilities Letter dated August 23, 2023 from DBS Bank (Hong Kong) Limited to New Vision Lighting Limited*
14.1	Form of Code of Ethics*
15.1	Letter in Lieu of Consent for Review Report*
21.1	List of Subsidiaries of the Registrant*
23.1	Consent of WWC, PC*
23.2	Consent of Harney Westwood & Riegels (included in Exhibits 5.1, 5.2 and 8.1)*
23.3	Consent of CFN Lawyers (included in Exhibits 8.2 and 99.1)*
23.4	Consent of Frost & Sullivan*
24.1	Form of Power of Attorney (included on signature pages)**
99.1	Opinion of CFN Lawyers regarding Hong Kong legal matters*
107	Fourth Revised Filing Fee Table*

* Previously filed

**Filed herewith

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 9 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United Kingdom, on September 6, 2024.

ENERGYS GROUP LIMITED

By:	/s/ Kevin Cox
Name:	Kevin Cox
Title:	Chief Executive Officer

We, the undersigned directors and executive officers of Energys Group Limited and its subsidiaries hereby severally constitute and appoint Kevin Cox, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-1 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	September 6, 2024	/s/ Kevin Cox
Kevin Cox, Principal Executive Officer/Chief Executive Officer, Executive Director

Date:	September 6, 2024	/s/ Adonis Yat-Fai Chu
Adonis Yat-Fai Chu, Principal Accounting Officer/Chief Financial Officer

Date:	September 6, 2024	/s/ Michael Kwok Yan Lau
Michael Kwok Yan Lau, Chief Technology Officer, Executive Director

II-3

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this Registration Statement or amendment thereto in New York, New York, United States of America on September 6, 2024.

AUTHORIZED U.S. REPRESENTATIVE

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

II-4